Exhibit 99.1

NeuLion, Inc. Announces TSX Approval of US$10 Million Stock
Buy Back Through Normal Course Issuer Bid

PLAINVIEW, NY—March 24, 2016 - NeuLion, Inc. (TSX: NLN), a leading technology product and service provider specializing in the broadcasting, distribution and monetization of live and on-demand digital video content to Internet-enabled devices, today announced that its board of directors has authorized the repurchase of up to USD$10 million of NeuLion’s common shares over the next 12 months. The Company has obtained the approval of the Toronto Stock Exchange (the “TSX”) to commence a normal course issuer bid (the “NCIB”) for up to 14,109,057 common shares.

Repurchases will be made in open market transactions pursuant to an automatic repurchase plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 and will comply with Exchange Act Rule 10b-18 and the rules and regulations of the TSX and Canadian securities laws. The Company’s broker may repurchase shares under the NCIB at any time including, without limitation, when the Company would ordinarily not be permitted to do so due to regulatory restrictions or self-imposed blackout periods.

The NCIB will commence on April 1, 2016 and will terminate on March 31, 2017 or on such earlier date as the purchases under the NCIB are completed or as the Company may otherwise determine.  The maximum share repurchase represents 5% of the Company’s issued and outstanding common shares.  Furthermore, subject to certain exemptions for block purchases, the maximum number of shares that the Company may purchase on any one trading day on the TSX is USD$100,000, subject to a regulatory cap of the lesser of 41,404 shares (representing 25% of 165,619 being the average daily trading volume of the Company’s common shares on the TSX alone for the six calendar months ended February 29, 2016) and the number of shares permitted by Rule 10b-18.

Purchases under the plan may be made at the then current market price of the Company's common shares through the facilities of the TSX or alternative trading systems in Canada or the United States by means of open market transactions or by such other means as may be permitted by the TSX and applicable Canadian and U.S. securities laws.

There can be no assurance as to the precise number of shares that will be repurchased under the plan or the aggregate dollar amount. The Company may discontinue purchases at any time, subject to compliance with applicable regulatory requirements.

As of March 18, 2016, there were 282,181,142 common shares issued and outstanding.  All common shares repurchased by the Company under the NCIB will be cancelled.

About NeuLion
NeuLion, Inc. (TSX: NLN) offers solutions that power the highest quality digital experiences for live and on-demand content up to 4K on any device.  Through its end-to-end technology platform, NeuLion enables digital content management, distribution and monetization for content owners worldwide including the NFL, NBA, World Surf League, Univision Deportes, Euroleague Basketball and others. NeuLion also operates a robust consumer electronics licensing business that has enabled over 1 billion devices worldwide with secure, high-quality video streaming, and delivers a DivX consumer software offering that has been downloaded over 1 billion times.  NeuLion's customers include major sports, entertainment and global content companies as well as major consumer electronics manufacturers and software companies.  NeuLion is headquartered in Plainview, NY. For more information about NeuLion, visit www.NeuLion.com.

Forward-Looking Statements
Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from the acquisition of DivX; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is available on www.sec.gov and filed on www.sedar.com.

Investor Relations Contact:
Tim Alavathil
SVP, Finance
tim.alavathil@neulion.com
(647) 426-1254